UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EDGIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

Explanatory Note:

This Amendment No. 1 (this “Amendment No. 1”) to the definitive proxy statement for the January 2024 Special Meeting of Stockholders that was filed with the Securities and Exchange Commission on January 3, 2024 (the “Original Filing”) amends and restates the Original Filing to clarify the vote required to approve the Significant Event Approval Proposal and how broker non-votes and abstentions will be handled with respect to that proposal. Accordingly, the disclosures of the vote required to approve the Significant Event Approval Proposal, under the section heading “Vote Required” on p. 26 of the Original Filing, are amended and restated to be:

Approval of Proposal Three A (the Reverse Stock Split Proposal) requires the affirmative vote of the holders of at least a majority of the votes cast on the Reverse Stock Split Proposal. Abstentions and broker non-votes, if any, will have no effect on the Reverse Stock Split Proposal. Approval of Proposal Three B (the Significant Event Approval Proposal) requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote on the Significant Event Approval Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes against the Significant Event Approval Proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” both of these proposals.

Except as specifically amended by the information contained in this Amendment No. 1, the information set forth in the Original Filing continues to apply and should be considered in voting your shares. The copy of the definitive proxy statement sent to stockholders includes this Amendment No. 1. This Amendment No. 1 is dated January 4, 2024.

Notice of Special Meeting of Stockholders

and Proxy Statement

Notice of January 2024 Special Meeting of Stockholders and Proxy Statement

Date:	Friday, January 26, 2024
Time: 12:00	p.m. EST
Place: Virtual	Meeting of Stockholders
www.virtualshareholdermeeting.com/EGIO2024

Dear Stockholders:

You are cordially invited to attend the January 2024 Special Meeting of Stockholders of Edgio, Inc. (“Edgio” or the “Company”). Stockholders will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/EGIO2024 and using the 16-digit control number included in your proxy materials. You will not be able to attend the special meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying Proxy Statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

This notice of Special Meeting of Stockholders and Proxy Statement for Edgio and the accompanying proxy card are being first mailed to our stockholders on or about January 5, 2024.

Matters to be voted on:

1.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuances of shares of common stock underlying the senior secured convertible notes issued by us pursuant to the terms of that certain Exchange Agreement and Indenture, both dated November 14, 2023 (the “Exchange Agreement” and the “Indenture”, respectively), in an amount that may be equal to or exceed 20% of our outstanding common stock.

2.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuances of warrants and shares of common stock underlying the warrants that may be issued by us pursuant to the terms of that certain Warrant Agreement, substantially in the form of Exhibit D to the Exchange Agreement (the “Warrant Agreement”), in an amount that may be equal to or exceed 20% of our outstanding common stock.

3.	Approval and adoption of each of the following two amendments (each a separate voting item) to our Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposals”):

A.

To effect a reverse stock split of Company’s issued common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board of the Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”).

B.

To require that any Significant Event (as defined below) be unanimously approved by the New Independent Directors (as defined below) in order for the Board to approve any Significant Event (the “Significant Event Approval Proposal”).

Our Board recommends that you vote “FOR” the approval of the share issuance described in Proposal One, “FOR” the approval of the share issuance described in Proposal Two, “FOR” the approval of the Reverse Stock Split Proposal described in Proposal Three A, and “FOR” the approval of the Significant Event Approval Proposal described in Proposal Three B.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on January 3, 2024 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting as set forth in the Proxy Statement.

By order of the Board of Directors,

Richard P. Diegnan Chief Legal Officer & Secretary

January 5, 2024

The Proxy Statement is available free of charge at

https://www.edg.io/special-meeting-24.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

INFORMATION CONCERNING SOLICITATION AND VOTING	1

PROPOSALS	3
Proposal One: Approval, For Purposes of Complying with Nasdaq Listing Rule 5635(d), of the Issuances of Shares of Common Stock Underlying the Senior Secured Convertible Notes Issued by us Pursuant to the Terms of that Certain Exchange Agreement and Indenture, both dated November 14, 2023 (The “Exchange Agreement” and the “Indenture”, Respectively), in an Amount that may be Equal to or Exceed 20% of our Common Stock Outstanding.	3
Proposal Two: Approval, for Purposes of Complying with Nasdaq Listing Rule 5635(d), of the Warrants and the Issuance of Shares of Common Stock Underlying the Warrants that may be Issued by us Pursuant to the Terms of that Certain Warrant Agreement, Substantially in the Form of Exhibit D to the Exchange Agreement (The “Warrant Agreement”), in an Amount that may be Equal to or Exceed 20% of our Common Stock Outstanding.	9
Proposal Three: Approval and Adoption of Each of the Following Two Amendments to our Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposals”): (A) the “Reverse Stock Split Proposal” and (B) the “Significant Event Approval Proposal”	12

OTHER INFORMATION	27
General Information	27
Matters to be Voted on:	27
Record Date	27
Attending the Special Meeting	27
Special Meeting Materials	28
Proxy Materials are Available on the Internet	28
Householding	28
Cost of this Proxy Solicitation	28
Who May Vote	29
Voting Your Proxy	29
Changing Your Vote	30
Quorum	30
Abstentions and Broker Non-Votes	30
Matters to be Presented	30

PROXY STATEMENT FOR 2024

SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Edgio Board of Directors, or Board, for use at the Special Meeting of Stockholders to be held on Friday, January 26, 2024, at 12:00 p.m. Eastern time (the “Special Meeting”), and at any postponement or adjournment thereof. The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/EGIO2024. At the Special Meeting, you will be asked to vote on the following matters:

1.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuances of shares of common stock underlying the senior secured convertible notes issued by us pursuant to the terms of that certain Exchange Agreement and Indenture, dated November 14, 2023, in an amount that may be equal to or exceed 20% of our common stock outstanding.

2.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the warrants and the issuance of shares of common stock underlying the warrants that may be issued by us pursuant to the terms of that certain Warrant Agreement, substantially in the form of Exhibit D to the Exchange Agreement, in an amount that may be equal to or exceed 20% of our common stock outstanding.

3.	Approval and adoption of each of the following Charter Amendment Proposals, as listed below:

A.	The Reverse Stock Split Proposal

B.	The Significant Event Approval Proposal

In this Proxy Statement, the terms “Edgio,” “we,” “us,” and “our” in this document refer to Edgio, Inc.

Please see the section titled “General Information” for more information concerning accessing proxy materials and voting your shares at our Special Meeting of Stockholders.

We made the Proxy Statement available to stockholders on January 3, 2024, and this notice of Special Meeting of Stockholders and Proxy Statement for Edgio and the accompanying proxy card are being first mailed to our stockholders on or about January 5, 2024.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements generally can be identified because they are not limited to historical fact or they use words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions that concern Edgio’s strategy, plans, intentions, or beliefs about future occurrences or results.

Edgio Proxy Statement

We have based these forward-looking statements largely on our current expectations and projections about future events, as well as trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Forward-looking statements involve, among other things, expectations, projections, and assumptions about our strategic pillars, future priorities, challenges, operating and pricing models, culture, and growth aspirations, the anticipated financial impacts of our recent restructuring, and delivering stockholder value. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. Investors should carefully consider the risks and uncertainties described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Edgio Proxy Statement

PROPOSALS

PROPOSAL ONE: APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCES OF SHARES OF COMMON STOCK UNDERLYING THE SENIOR SECURED CONVERTIBLE NOTES ISSUED BY US PURSUANT TO THE TERMS OF THAT CERTAIN EXCHANGE AGREEMENT AND INDENTURE, BOTH DATED NOVEMBER 14, 2023 (THE “EXCHANGE AGREEMENT” AND THE “INDENTURE”, RESPECTIVELY), IN AN AMOUNT THAT MAY BE EQUAL TO OR EXCEED 20% OF OUR COMMON STOCK OUTSTANDING.

General

On November 14, 2023, we entered into that certain exchange agreement with Lynrock Lake Master Fund LP (the “Exchange Agreement” and “Lynrock”), holding an aggregate of $118,870,000 in principal amount of the Company’s outstanding 3.50% Convertible Senior Notes due 2025 (the “Existing Notes”). In exchange for Lynrock’s Existing Notes, the Company issued Lynrock $118,870,000 in aggregate principal amount at maturity of the Company’s new (3.5% cash / 16% PIK) Senior Secured Convertible Notes due 2027, with an initial conversion price of approximately $1.46 per share of common stock of the Company (the “New Notes”). The Financing Transactions consist of these New Notes and the Warrants (as defined below), along with a new senior secured term loan (collectively, the “Financing Transactions”).

The Exchange Agreement requires the Company to obtain stockholder approval, pursuant to the Company’s Bylaws and Amended and Restated Certificate of Incorporation (the “Charter”) and the rules of the Nasdaq Stock Market, of the following matters: (a) amendments to the Charter to provide for a reverse stock split and any other authorization of additional shares of common stock as determined necessary by the Board, sufficient so that 100% of the maximum number of shares underlying the New Notes and the Warrants (as defined later on) are authorized and reserved to provide for the exercise of the rights then represented by the New Notes and the Warrants; (b) conversion features of the New Notes and; (c) the issuance of the Warrants (as described later on); and (d) amendment of the Company’s Charter to require that any Significant Event (as defined later on) must have the unanimous support of the each of the new, independent directors in order for the Board to approve the Significant Event (collectively, the “Stockholder Approvals”).

Pursuant to the terms of the Exchange Agreement, we entered into support agreements with College Top Holdings, Inc., and certain of our directors and officers (the “Support Agreements”). As reported on filings with the SEC, the counterparties to the Support Agreements collectively beneficially own 80,812,429 shares of common stock. Pursuant to the Support Agreements, the counterparties agreed to vote in favor of the Board’s recommendation on proposals put forth in connection with the Financing Transactions, which include all of the Proposals described in this Proxy Statement.

The New Notes are secured by first priority security interests in substantially all of the assets of the Company (the “Collateral”) and are guaranteed by all existing and future wholly-owned domestic subsidiaries (collectively, the “Guarantors”).

Edgio Proxy Statement

The New Notes were issued pursuant to an indenture dated November 14, 2023, among the Company, as issuer, the Guarantors, and U.S. Bank National Association, as trustee (the “Indenture”).

Summary of General Terms of the New Notes

Set forth below is a general description of the terms of the Notes. The New Notes have a stated maturity of November 14, 2027, unless earlier converted, redeemed or repurchased in accordance with their terms prior to the maturity date. Interest is paid in a combination of cash at the rate of 3.5% per annum and payment-in-kind in the form of additional New Notes at the rate of 16% per annum (the “PIK Interest”). Interest is payable quarterly in arrears on February 14, May 14, August 14 and November 14 of each year, beginning on February 14, 2024.

The Indenture includes customary covenants and sets forth certain events of default after which the New Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default after which the New Notes become automatically due and payable.

Conversion

If an authorization of sufficient shares of common stock to satisfy conversions is obtained from stockholders (as described further below), the New Notes will be convertible at certain times into common stock of the Company at an initial conversion rate of 684.9315 shares of common stock of the Company per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $1.46 per share of common stock of the Company) subject to anti-dilution provisions and a beneficial ownership limitation of the Company’s common stock, on a post-conversion basis of 4.99%. Certain requirements govern settlement of the New Notes upon conversion, which are outlined below.

The holders of the New Notes may convert all or any portion of their New Notes at their option at any time and from time to time (i) after the earlier of (x) the Stockholder Approvals and (y) January 26, 2024, so long as the Conversion Prohibition Right (as defined below) is not validly in effect and (ii) in any event in the following circumstances:

(1) during any calendar quarter (and only during such calendar quarter), if the last reported sale price per share of common stock exceeds 130% of the conversion price of $1.46 for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

(2) during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the measurement period) in which the trading price per $1 principal amount of New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of common stock on such trading day and the conversion rate on such trading day;

(3) upon the occurrence of certain corporate events or distributions of our common stock; or

(4) if the Company calls such New Notes for redemption.

Edgio Proxy Statement

Upon conversion, subject to the Stockholder Approvals, the Company will be able to satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of common stock or a combination of cash and shares of common stock, at our election, in the manner and subject to the terms and conditions provided in the Indenture. Settlement of the Company’s conversion obligation by payment or delivery of shares of common stock or a combination of cash and shares of common stock will not be permitted if such Stockholder Approvals are not obtained. If such Stockholder Approvals and authorization of sufficient shares of common stock to satisfy conversions are not obtained on or prior to January 26, 2024, so long as no Event of Default (as defined in the Indenture) is continuing, the Company may, following an amendment to the Indenture as provided in the Exchange Agreement, on or after January 26, 2024, by written notice to the trustee and noteholders, except as permitted by Section 5.01(c) in the Indenture, in its sole discretion prohibit conversions and reject any conversion request until the date that is the earlier of (x) two years after November 14, 2023 and (y) the date that the Stockholder Approvals are obtained (the “Conversion Prohibition Right”); provided that on the earlier of (x) November 14, 2025 and (y) the date that Stockholder Approvals are obtained, the Conversion Prohibition Right shall cease to apply.

The initial conversion price of the New Notes represented a premium of approximately 124.62% over the last reported sale price of our common stock on The Nasdaq Capital Market of $0.65 per share of common stock on November 13, 2023. The conversion price and rate are subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will increase the conversion rate in certain circumstances for a holder who elects to convert its New Notes in connection with such a corporate event or convert its New Notes called (or deemed called) for redemption in connection with such notice of redemption.

Beneficial Ownership

The Company shall not effect the conversion of any portion of the New Notes for shares of common stock, any holder shall not have the right to convert any portion of the New Notes for shares of common stock, and any such conversion shall be null and void to the extent that after giving effect or immediately prior to such conversion of the New Notes for shares of common stock, the holder would beneficially own in excess of 4.99% of the numbers of shares of common stock issued and outstanding.

Redemption and the Right to Convert

On or after the date that is 96 days after the issue date of the New Notes and on or before the tenth (10th) business day thereafter, the Company may, at its election, redeem all (but not less than all) of the New Notes for a cash purchase price equal to 100% of the principal amount, plus any accrued and unpaid interest to and including the redemption date. The Company may not repurchase or otherwise retire the New Notes unless the Company simultaneously repays all the loans under the credit agreement governing its new senior secured term loan. If the Company exercises its right to redeem the New Notes, then the sending of a redemption notice with respect to New Notes called for redemption constitutes a make-whole fundamental change that triggers a holder’s right to convert in respect of a conversion amount that would include a make-whole

Edgio Proxy Statement

amount. No sinking fund is provided for the New Notes, which means that we are not required to redeem or retire the New Notes periodically.

Mandatory Redemption

If we undergo a Fundamental Change (as defined in the Indenture), holders may require us to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, plus the fundamental change repurchase premium, which is the arithmetic sum of all required and unpaid interest payments that would be due on the New Notes through the maturity date, as calculated by the Company or its agent.

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” To comply with the NASDAQ 20% Rule and to satisfy conditions under the Indenture and Exchange Agreement, we are seeking stockholder approval of the conversion features of the New Notes and to permit the potential issuance of more than 20% of our outstanding common stock upon conversion of the New Notes, after taking into consideration applicable securities issued or issuable in connection with the Warrants.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

If conversion features of the New Notes are approved, the aggregate number of shares of common stock issuable upon the conversion of the New Notes, taking into consideration applicable securities issued pursuant to the Warrants, could potentially exceed 20% of our outstanding common stock on the date we issued the New Notes and could potentially be issued at a price less than the greater of the book value or market of the shares of common stock on the applicable date. Therefore, the requirement for Stockholder Approvals was added to the provisions of the New Notes, which restrict the New Notes from being convertible into shares of common stock unless the Stockholder Approvals are obtained.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the Nasdaq Listing Rules to permit the potential issuance of more than 20% of our outstanding common stock upon conversion of the Notes, after taking into consideration the applicable securities issued by the Warrants.

Effect on Current Stockholders if this Share Issuance Proposal is Approved

If our stockholders approve this share issuance proposal, we will be permitted to settle our conversion obligations by payment or delivery of shares of common stock or a combination of cash and shares of common stock, and therefore potentially issue shares of common stock upon

Edgio Proxy Statement

the conversion of the New Notes, which when combined with shares of common stock issued by exercised Warrants, exceeds 20% of our issued and outstanding shares of common stock as of the date we issued the New Notes.

If stockholders approve this share issuance proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. At the current conversion price of $1.46 for such voluntary conversions under the New Notes, the $118,870,000 in principal amount of New Notes would be convertible into 81,417,807 shares of common stock. In addition, if PIK Interest is paid on the New Notes through the stated maturity of the New Notes, additional New Notes in the aggregate principal amount of approximately $103,771,281 would be issued, which would represent an additional 71,076,219 shares of common stock. In total, based on the assumptions above, the Company could issue 152,494,026 shares of common stock pursuant to the New Notes, which represents approximately 39.54% dilution to stockholders based on 233,210,797 shares of common stock outstanding on December 14, 2023.

The issuance of shares of common stock pursuant to the New Notes will not affect the rights of holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of the Company’s common stock or in greater price volatility.

Effect on Current Stockholders if this Share Issuance Proposal is not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the New Notes, and the related documents, or to issue the New Notes, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this proposal will not negate the existing terms of the documents, which will remain a binding obligation of the Company.

Repayment of the New Notes in Cash

If the stockholders do not approve this proposal, the Company will be able to settle its conversion obligations under the New Notes solely in cash and will be unable to settle its conversion obligations by payment or delivery of shares of common stock or a combination of cash and shares of common stock. As a result, the Company may not be able to satisfy all conversions under the New Notes. In addition, the Company will be required to repay its obligations under the New Notes in cash, rather than by the payment of shares of common stock or a combination. The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is required to repay its obligations under the New Notes in cash rather than common stock, the Company may not have the capital necessary to fully satisfy its ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in or modification or abandonment of its business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the New Notes in cash, which financing may not be permitted under

Edgio Proxy Statement

the financial covenants of the Financing Transactions or available on advantageous terms and which may result in the incurrence of additional transaction expenses.

Conversion Rate Adjustment

If the Stockholder Approvals are not obtained and the Company must exercise its Conversion Prohibition Right to settle its conversion obligations under the New Notes solely in cash, then the Company is required by the terms of the Exchange Agreement to amend the Indenture to increase the conversion rate by an additional shares amount effectively equivalent to reducing the conversion price of the New Notes then in effect by $0.10. This conversion rate adjustment and corresponding conversion price reduction could result in prices dilutive to stockholders and negatively impact market value of the common stock. In addition, this adjustment would result in an increase to the Company’s cash settlement obligations under the New Notes. The Company may not have sufficient capital to satisfy such obligations and may need to seek additional liquidity, which may not be available on reasonable terms or costs.

Potential Future Dilution

If the Company cannot issue shares of common stock to settle its conversion obligations under the New Notes because stockholders do not approve this proposal, and the Company does not otherwise have sufficient available cash to meet such obligations, the Company may seek to raise additional capital through the issuance of shares of common stock, which issuances may be at prices more dilutive to stockholders than the terms permitting conversion of installment amounts into shares of common stock under the Notes. Such issuances would likely require the approval of the holders of the New Notes, which holders may request a fee in order to consent to such a transaction. To the extent that the Company engages in such transactions to raise additional capital, the current stockholders could be substantially diluted.

Potential Event of Default

If this share issuance proposal is not approved, and if the Company does not have sufficient funds to make cash payments and cannot raise such funds in time to satisfy its conversion obligation, then the Company may suffer an event of default under the New Notes, which could have significant negative consequences for the Company and its stockholders. An event of default could harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy and the holders of the New Notes seizing some or all of the assets of the Company and its subsidiaries which currently secure the Notes.

Vote Required

Approval of this share issuance proposal requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions will have the effect of a vote against Proposal One and broker non-votes, if any, will have no effect on Proposal One. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS SHARE ISSUANCE PROPOSAL.

Edgio Proxy Statement

PROPOSAL TWO: APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE WARRANTS AND THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING THE WARRANTS THAT MAY BE ISSUED BY US PURSUANT TO THE TERMS OF THAT CERTAIN WARRANT AGREEMENT, SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE EXCHANGE AGREEMENT (THE “WARRANT AGREEMENT”), IN AN AMOUNT THAT MAY BE EQUAL TO OR EXCEED 20% OF OUR COMMON STOCK OUTSTANDING.

General

We are also seeking approval for the issuance to Lynrock of shares of common stock underlying warrants that we may issue to purchase shares of common stock of the Company, representing up to 19.99% of fully diluted shares of common stock outstanding (after giving effect to shares of common stock subject to such warrants and shares of common stock reserved for issuance under any warrants or other rights or options, or any stock, stock option, incentive equity, and similar plans and programs or any other contingently issuable shares, but not to shares of common stock issuable upon exercise of the New Notes) at the time of issuance of the warrant, at an exercise price of $0.001 (the “Warrants”) pursuant to the Exchange Agreement. In the event that the stockholder approval is obtained with respect to the issuance of shares of common stock underlying the Warrants to Lynrock, the Company will issue the Warrants to Lynrock. The Warrants expire on the tenth anniversary of the date of their issuance. The number of shares of common stock subject to the Warrants is subject to customary anti-dilution adjustments.

Requirement for Stockholder Approval

To comply with the NASDAQ 20% Rule and to satisfy conditions under the Exchange Agreement, we are seeking stockholder approval of the Warrants and the issuance of shares of common stock underlying the Warrants that we may issue, which would constitute a potential issuance of more than 20% of our outstanding common stock upon exercise of the Warrants, after taking into consideration applicable securities issued or issuable in connection with the New Notes.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exercisable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

If the Warrants and the issuance of shares of common stock underlying the Warrants are approved, the aggregate number of shares of common stock issuable upon the exercise of the Warrants, taking into consideration applicable securities issued pursuant to the New Notes, could potentially exceed 20% of our outstanding common stock on the date we issued the Warrants and could potentially be issued at a price less than the greater of the book value or market value of the shares of common stock on the applicable date. Therefore, under the NASDAQ 20% Rule the requirement for stockholder approval prior to issuance of the Warrants is applicable.

Edgio Proxy Statement

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the Nasdaq Listing Rules to permit the potential issuance of more than 20% of our outstanding common stock upon exercise of the Warrants, after taking into consideration the applicable securities issued by the New Notes.

Effect on Current Stockholders if the Warrants and the Issuance of Shares of Common Stock Underlying the Warrants are Approved

If our stockholders approve the Warrants and the issuance of shares of common stock underlying the Warrants, we will be permitted to issue the Warrants to Lynrock, and therefore potentially issue shares of common stock upon the exercise of the Warrants, which, when combined with shares of common stock issued by conversion of the New Notes, exceeds 20% of our issued and outstanding shares of common stock as of the date we issued the Warrants.

If stockholders approve the Warrants and the issuance of shares of common stock underlying the Warrants, current stockholders may experience significant dilution of their current equity ownership in the Company, as the Warrants will cover up to 19.99% of fully diluted shares of common stock outstanding after giving effect to shares of common stock issuable under the Warrants and shares of common stock reserved for issuance under any warrants or other rights or options, or any stock, stock option, incentive equity, and similar plans and programs or any other contingently issuable shares (but not shares of common stock issuable upon conversion of the New Notes). Based on shares outstanding and reserved for issuance as of December 15, 2023, up to 68,689,018 shares of common stock would be issuable under the Warrants if the Warrants were issued on that date.

The issuance of shares of common stock pursuant to the Warrants will not affect the rights of holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of the Company’s common stock or in greater price volatility.

As of December 31, 2022, we had federal and state net operating loss carryforwards (“NOL”) of approximately $309 million and $214 million, respectively, due to prior period losses. In general, under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. The issuance of the Warrants, in combination with past issuances and transfers of shares of common stock, may result in an ownership change within the meaning of Section 382 of the Internal Revenue Code, which would limit our ability to use our pre-change NOLs and other tax attributes. Even if the issuance of the Warrants does not result in an ownership change within the meaning of Section 382 of the Internal Revenue Code, future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. If the Company determines that issuance of the Warrants for 19.99% of fully diluted shares of common stock may result in an ownership change for purposes of Section 382 of the Internal Revenue Code, the Board may seek to renegotiate with the recipient to reduce the number of shares covered by the Warrants to avoid causing such an ownership change.

Edgio Proxy Statement

Effect on Current Stockholders if the Warrants and the Issuance of Shares of Common Stock Underlying the Warrants are not Approved

The Company is seeking the approval of its stockholders to authorize its issuance of the Warrants and the issuance of shares of common stock underlying the Warrants. However, the Company has already entered into the New Notes and a credit agreement in connection with the new senior secured term loan, and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this proposal will have implications on these obligations.

If stockholder approval is not obtained with respect to the authorization of the shares of common stock underlying the Warrants, the following occurs: (x) the outstanding principal amount of the senior secured term loans issued pursuant to the credit agreement reference above is increased by $48,000,000, (y) the conversion price of the New Notes then in effect reduces by $0.20 for not approving the Warrants and (z) the Company can reject any conversion request during the conversion prohibited period as described above. Consequently, if stockholder approval is not obtained, the reduction in conversion price would further increase the dilutive effects of the conversion (or increases the cash settlement amount if Proposal A is not approved) and the increase in outstanding principal amount of the senior secured term loans would adversely impact the Company’s financial and operational outlook.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition, and results of operations and impair our ability to satisfy our obligations under the New Notes. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations, and financial condition by, among other things: (i) increasing our vulnerability to adverse economic and industry conditions; (ii) limiting our ability to obtain additional financing; (iii) requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes; (iv) limiting our flexibility to plan for, or react to, changes in our business; (v) diluting the interests of our stockholders as a result of issuing shares of our stock upon conversion of the New Notes; and (vi) placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions will have the effect of a vote against Proposal Two and broker non-votes, if any, will have no effect on Proposal Two. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS SHARE ISSUANCE PROPOSAL.

Edgio Proxy Statement

PROPOSAL THREE: APPROVAL AND ADOPTION OF EACH OF THE FOLLOWING TWO AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (“THE CHARTER AMENDMENT PROPOSALS”): (A) THE “REVERSE STOCK SPLIT PROPOSAL” AND (B) THE “SIGNIFICANT EVENT APPROVAL PROPOSAL.”

On December 15, 2023, the Board unanimously adopted and declared the advisability of amendments to the Charter (a) to effect a reverse stock split of Company’s issued common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board of the Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”) and (b) to require that any Significant Event (as defined below) be unanimously approved by the New Independent Directors (as defined below) in order for the Board to approve any Significant Event (the “Significant Event Approval Proposal”). The Board further recommended to stockholders the adoption of these amendments and directed that these amendments be submitted to the Company’s stockholders for approval at the Special Meeting.

The form of the certificate of amendment for the reverse stock split (the “Reverse Stock Split Charter Amendment”) is attached as Annex A to this Proxy Statement. If approved and adopted by the stockholders, the amendment to the Charter will become effective upon the filing of the Reverse Stock Split Charter Amendment with the Delaware Secretary of State.

The form of the certificate of amendment for the significant events (the “Significant Event Approval Charter Amendment”) is attached as Annex B to this Proxy Statement. If approved by the stockholders, the amendment to the Charter will become effective upon the filing of the Significant Event Approval Charter Amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Special Meeting.

A. REVERSE STOCK SPLIT

General

As set forth on Annex A, by approving this proposal, stockholders will be deemed to have adopted and approved alternative amendments to our Charter pursuant to which a whole number of issued shares of common stock between 10 and 50, inclusive, would be combined into one share of common stock. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from within the approved range described above. The Reverse Stock Split Charter Amendment setting forth the ratio approved by the Board will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Stock Split at the other ratios adopted and approved by the Board and stockholders will be abandoned. The Company may effect only one reverse stock split in connection with this proposal. The Board may also elect not to effect any Reverse Stock Split.

Edgio Proxy Statement

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of The Nasdaq Capital Market and The Nasdaq Global Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

The Reverse Stock Split will be realized simultaneously for all issued shares of common stock. The Reverse Stock Split will affect all holders of common stock uniformly and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares of common stock as described below.

The Reverse Stock Split Charter Amendment will not reduce the number of authorized shares of common stock (which will remain at 300,000,000) and will not change the par value of the common stock (which will remain at $0.001 per share of common stock).

Because the Reverse Stock Split will decrease the number of issued shares of common stock by a ratio in the range of 1-for-10 to 1-for-50 but would not effect a decrease to the number of shares of common stock that the Company will be authorized to issue, the Reverse Stock Split Charter Amendment would result in a proportionate increase in the number of authorized and unissued shares of common stock. For more information on the proportionate increase in the number of authorized shares of common stock, see “Principal Effects of the Reverse Stock Split—Proportionate Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

On December 15, 2023, the Board approved the Reverse Stock Split Charter Amendment and believes that it is in our stockholders’ best interests for the following reasons:

•

The Board believes that effecting the Reverse Stock Split would be the most effective means of regaining compliance with the Minimum Bid Price Requirement (as defined below) for continued listing of our common stock on the Nasdaq Capital Market;

•

The Board believes that continued listing on the Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of Nasdaq listing exchanges;

•

The Board believes that effecting the Reverse Stock Split could support the Company’s present capital needs, including by providing sufficient shares to cover the shares underlying the New Notes and the Warrants, and future anticipated growth.

Edgio Proxy Statement

•

The Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•

The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the Nasdaq Capital Market, irrespective of the size of our overall market capitalization.

Nasdaq Requirements for Continued Listing

On April 27, 2023, we received a letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company did not satisfy the continued listing requirement to maintain a minimum bid price of $1.00 per share of common stock, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), as the Company’s closing bid price was less than $1.00 per share for the 30 consecutive business days prior to the date of the Nasdaq letter. The Company was given a compliance period of 180 calendar days, or until October 25, 2023, to regain compliance with the Minimum Bid Price Requirement.

However, on October 26, 2023, we received a letter from Nasdaq (the “Letter”) stating that although the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq determined that the Company was eligible for an additional 180-day period, or until April 22, 2024, to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s determination to grant the additional 180-day compliance was based on (i) the Company’s transfer of its stock listing from the Nasdaq Global Select Market to the Nasdaq Capital Market, (ii) the Company meeting the continued listing requirements of the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement and (iii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period, including by effecting a reverse stock split, if necessary. Our Board has unanimously approved and declared advisable an amendment to the Company’s Charter to effect a reverse stock split of all issued shares of common stock, in a ratio between 1-for-10 and 1-for-50, in order to, among other things, assist the Company in our effort to regain compliance with the Minimum Bid Price Requirement.

On December 14, 2023, the sale price of our common stock on the Nasdaq was $0.45 per share. A decrease in the number of issued shares of common stock resulting from the Reverse Stock Split should, absent other factors, cause the per share market price of our common stock to trade above the required price. However, we cannot provide any assurance that (i) we will regain compliance with the Minimum Bid Price Requirement, or other listing requirements, of the Nasdaq Capital Market or (ii) even if we do, that our minimum bid price would remain over the Minimum Bid Price Requirement of the Nasdaq Capital Market following the Reverse Stock Split.

Increased Credibility as a result of continued listing on Nasdaq

The Board believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements

Edgio Proxy Statement

of Nasdaq listing exchanges. If our common stock is delisted from the Nasdaq Capital Market, we cannot assure that our common stock would be listed on another national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from the Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

Ability to meet Present Capital Needs and Future Anticipated Growth

As discussed below under the caption “Principal Effects of the Reverse Stock Split—Proportionate Increase in Number of Authorized Shares of Common Stock for Issuance” the Reverse Stock Split will have the effect of increasing the number of shares of common stock that we are authorized to issue. The availability of additional shares of common stock may provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The Reverse Stock Split may permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of common stock.

Regarding already present capital needs, the Exchange Agreement requires the Company to obtain stockholder approval of amendments to the Charter to provide for a reverse stock split and authorization of additional shares of common stock, sufficient so that 100% of the maximum number of shares underlying the New Notes and the Warrants are authorized and reserved to provide for the exercise of the rights then represented by the New Notes and the Warrants. Thus, the Board also deemed a Reverse Stock Split to be advisable in order to provide the Company with the ability to consummate the conversion and exercise of all the Notes and Warrants, as applicable, and thereafter still have appropriate flexibility to, among other things, issue additional equity and equity-linked securities in the future for other general corporate purposes.

We do not intend to use the Reverse Stock Split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. There is no plan or contemplated plan by us to take ourselves private at the date of this Proxy Statement.

Potential Increase in Investor Interest

Our Board also believes that the Reverse Stock Split and any resulting increase in the per share price of our common stock may enhance the acceptability and marketability of our common stock to the financial community and investing public, and thus could encourage increased investor interest and promote greater liquidity for our stockholders.

In the event that our common stock were to be delisted from The Nasdaq Capital Market, our common stock would likely trade in the over-the-counter (“OTC”) market. If our common stock were to trade on the OTC market, selling our common stock could be more difficult

Edgio Proxy Statement

because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of common stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, the Board believes that the Reverse Stock Split may increase the marketability, trading volume, and liquidity of our common stock.

Reducing the number of issued shares of common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our common stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our common stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our common stock may decrease in the future. Additionally, the trading price per share of common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of common stock issued before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our common stock, can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Charter to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements and other objectives discussed above.

Board Discretion to Implement the Reverse Stock Split

The precise ratio of the proposed Reverse Stock Split shall be a whole number within the range of 1-for-10 and 1-for-50, determined in the sole discretion of our Board. By approving this proposal, stockholders will give our Board authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of common stock will be automatically combined up to and including a ratio between 1-for-10 and 1-for-50.

Edgio Proxy Statement

Our Board believes that providing our Board with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our board of directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board to act in the best interests of the Company and our stockholders.

In determining the ratio following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the number of shares of common stock then outstanding, and the number of shares of common stock issuable upon exercise of options and warrants then outstanding;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	prevailing general market and economic conditions;

•	any threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock; and

•	compliance with the Minimum Bid Price Requirement.

Our Board has approved and declared advisable the proposed amendment to the Company’s Charter as set forth in the Reverse Stock Split Charter Amendment, in the form attached to this Proxy Statement as Annex A. If the proposed Reverse Stock Split is effected, then the number of issued shares of common stock would be reduced. Our Board has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Reverse Stock Split Charter Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders. Thus, the Board, at its discretion, may cause the filing of the Reverse Stock Split Charter Amendment (following stockholder approval) to effect the Reverse Stock Split or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Prior to filing the amendment to the Reverse Stock Split Charter Amendment, we must first notify Nasdaq of the anticipated record date of the Reverse Stock Split. We will also announce publicly the reverse split ratio selected by the Board.

Consequences of Not Obtaining Stockholder Approval of the Reverse Stock Split

If we do not obtain stockholder approval of the Reverse Stock Split and we are unable to satisfy the listing requirements for the Nasdaq Capital Market, we may be delisted from the

Edgio Proxy Statement

exchange. In addition, if we need additional capital to fund operations and at such time do not have a sufficient number of authorized and unissued shares of common stock to raise such additional capital, our business would be materially and adversely affected. Finally, if we do not have a sufficient number of authorized and unissued shares of common stock to facilitate the conversion features of the New Notes and exercise of the Warrants, our business will be materially and adversely affected.

If stockholder approval for the Reverse Stock Split is not obtained, the number of shares of common stock that are issued will not change and the anticipated benefits of the Reverse Stock Split described above under “Purpose and Background of the Reverse Stock Split” will not be achieved.

Principal Effects of the Reverse Stock Split

Issued Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. For example, a stockholder holding 100,000 shares of common stock before the reverse stock split would instead hold 5,000 shares of common stock immediately after the reverse stock split if the ratio at which the Board determines the ratio to be 1-for-20. The Reverse Stock Split will be effected simultaneously for all issued shares of common stock and the Reverse Stock Split ratio will be the same for all issued shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving fair value in cash of any fractional shares they would otherwise be entitled to as a result of the Reverse Stock Split. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the effectiveness of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Edgio Proxy Statement

Proportionate Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not reduce the number of authorized shares or the par value of our capital stock, which will remain at 300,000,000 shares of common stock, par value $0.001 per share (our “Capital Stock”).

Although the number of authorized shares of Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share.

The Company regularly considers its capital requirements and may conduct equity offerings in the future. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Summary

After the effective time of the amendment to our Charter, each stockholder will own fewer shares of common stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of common stock, the proposed amendments will result in an increase in the number of authorized and unissued shares of common stock.

Impact of Reverse Stock Split on Common Stock (Assuming Proposals 1, 2, and 3A are Approved)

The following table, which is provided for illustrative purposes only, contains approximate information, based on share information as of January 2, 2024, relating to our outstanding common stock based on hypothetical reverse stock split ratios within the Ratio Range assuming that the proposal is approved and the Reverse Stock Split is implemented:

Edgio Proxy Statement

Common Stock (in millions)	Number of Shares Issued and Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	230	44	26
Post-Reverse Stock Split (1:10)	23	4	273
Post-Reverse Stock Split (1:25)	9	2	289
Post-Reverse Stock Split (1:50)	5	1	294

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of our market capitalization and the trading price of our common stock.

We cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of issued shares of common stock or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the Reverse Stock Split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares of common stock.

The reduced number of shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

Although the Board believes that the decrease in the number of shares of common stock issued as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote

Edgio Proxy Statement

greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares issued after the reverse stock split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized but unissued common stock at 300,000,000 after the Reverse Stock Split is to facilitate our ability to issue additional shares of common stock to execute our business plan, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, the increase in the number of shares of common stock available for issuance could, under certain circumstances, be construed as having an anti-takeover effect.

Our Board did not propose this Reverse Stock Split in response to any effort known to the Board to accumulate common stock or to obtain control of our Company by means of a merger, tender offer or solicitation in opposition to management. In addition, this proposal is not part of any plan by management to recommend a series of similar amendments to our stockholders. Finally, except as described in this Proxy Statement, our Board does not currently contemplate recommending the adoption of any other amendments to our Charter that could be construed as affecting the ability of third parties to take over or change the control of our Company.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share of common stock and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution.

Effect on Fractional Stockholders

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be combined, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the average of the closing sales prices of the pre-split shares of common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the Reverse Stock Split (with such average closing sales prices proportionately adjusted to give effect to the Reverse Stock Split). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Edgio Proxy Statement

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Beneficial Stockholders

If you hold shares of common stock in “street name” through an intermediary, we will treat your common stock in the same manner as stockholders whose shares of common stock are registered in their own names.

Intermediaries will be instructed to effect the Reverse Stock Split for their customers holding common stock in street name; however, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of common stock in street name, we encourage you to contact your intermediaries.

Registered “Book-Entry” Holders of Common Stock

If you hold shares of common stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of common stock held following the reverse stock split.

Effect on Registered Stockholders Holding Certificates

As soon as practicable after the Reverse Stock Split, our transfer agent will mail transmittal letters to each stockholder holding shares of common stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and to represent only the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled plus the right to receive in cash the fair value the holder may be entitled to for fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

Edgio Proxy Statement

Effect on PRSUs, RSUs and Options Outstanding under Equity Incentive Plans

The Company maintains the Amended and Restated 2007 Equity Incentive Plan, the Moov Corporation 2017 Equity Incentive Plan, and the Amended and Restated 2021 Inducement Plan (collectively, the “Equity Plans”). The Company also maintains an Employee Stock Purchase Plan (the “ESPP”). The Equity Plans and the ESPP were designed primarily to provide stock-based incentives to individual service providers of the Company. As of December 8, 2023, there were 0 purchase rights outstanding under the ESPP. As of December 15, 2023, there were 18,977,562 time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) and 10,054,523 stock options (with a weighted average exercise price of $2.66), in the aggregate, outstanding under the Equity Plans. The terms of the Equity Plans permit the Board/Compensation Committee to effectuate equitable adjustments to outstanding awards under the Equity Plans, as well as to the number of shares of common stock remaining available for future issuance under the Equity Plans, in the event of certain corporate transactions, including a reverse stock split. Accordingly, if the Reverse Stock Split is approved by our stockholders and the Board determines to implement the Reverse Stock Split, the number of shares of common stock issuable upon exercise, and the exercise price of, all outstanding stock options under the Equity Plans will be proportionately adjusted (and rounded up to the nearest whole share in the case of the number of shares of common stock and down to the nearest whole cent in the case of the appliable exercise prices) based on the Reverse Stock Split ratio selected by the Board. In addition, the number of RSUs and PSUs outstanding under the Equity Plans, as well as the number of shares of common stock remaining available for future issuance thereunder, will be proportionately reduced based on the Reverse Stock Split ratio selected by the Board.

Procedure for Effecting the Reverse Stock Split

If our stockholders adopt and approve this proposal, and the Board elects to effect the Reverse Stock Split, we plan to effect the Reverse Stock Split by filing the Reverse Stock Split Charter Amendment with the Delaware Secretary of State. The Reverse Stock Split will become effective, and the combination of, and reduction in, the number of our issued shares of common stock as a result of the Reverse Stock Split will occur automatically, at the time of the filing of the Reverse Stock Split Charter Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares of common stock prior to the Reverse Stock Split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Charter Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Reverse Stock Split. By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to delay or abandon the Reverse Stock split.

Edgio Proxy Statement

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to our stockholders. This summary does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for United States federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term United States holder means a stockholder that is, for United States federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.

For United States federal income tax purposes, a United States holder generally should not recognize gain or loss upon such stockholder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse

Edgio Proxy Statement

Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefore. The stockholder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares of common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the average of the closing sales prices of the pre-split shares of common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the Reverse Stock Split (with such average closing sales prices proportionately adjusted to give effect to the Reverse Stock Split).

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Accounting Matters

The par value of the common stock will remain unchanged at $0.001 per share of common stock after the Reverse Stock Split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

B. SIGNIFICANT EVENT APPROVAL

General

Per the terms of the Exchange Agreement, following the closing of the Financing Transactions, the Company and Lynrock worked in good faith to identify two individuals mutually acceptable to the Company and Lynrock to be appointed as independent directors (the “New Independent Directors”) to the Board. The Company and Lynrock identified Ken Traub and Frank Verdecanna, and the Company appointed them as the New Independent Directors. The Board determined that the New Independent Directors satisfy the independence requirements under the rules and regulations of Nasdaq.

Edgio Proxy Statement

By approving this proposal, stockholders will approve an amendment to our Charter that will require any Significant Event (as defined below) to have the unanimous support of each New Independent Director then sitting on the Board in order for the Board to approve any Significant Event. “Significant Event” means each of the following events with respect to the Company or any of its subsidiaries: institution of proceedings to have the applicable entity be adjudicated bankrupt or insolvent, or consent to, encourage or cooperate with, the institution of bankruptcy or insolvency proceedings against the applicable entity or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the applicable entity under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the applicable entity or a substantial part of its property, or make any assignment for the benefit of creditors of the applicable entity, or admit in writing the applicable entity’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

Effect on Current Stockholders if the Significant Event Approval Proposal Is Approved

If our stockholders approve this proposal, the Board will be required, under the amended Charter, to obtain the approval of both New Independent Directors in order to approve or enter into any Significant Events. This could limit the Company’s ability to effect any Significant Events, which may be adverse to the interests of the Company’s stockholders at times. For example, even if all the other members of the Board approve the Significant Event, one of the New Independent Directors could prevent the implementation of the Significant Event by withholding approval.

Vote Required

Approval of Proposal Three A (the Reverse Stock Split Proposal) requires the affirmative vote of the holders of at least a majority of the votes cast on the Reverse Stock Split Proposal. Abstentions and broker non-votes, if any, will have no effect on the Reverse Stock Split Proposal. Approval of Proposal Three B (the Significant Event Approval Proposal) requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote on the Significant Event Approval Proposal. Abstentions and broker non-votes, if any, will have the same effect as votes against the Significant Event Approval Proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” both of these proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSALS.

Edgio Proxy Statement

OTHER INFORMATION

GENERAL INFORMATION

January 2024 Special Meeting of Stockholders and Proxy Statement

Date:	Friday, January 26, 2024
Time:	12:00 p.m. EST
Place:	Virtual Meeting at www.virtualshareholdermeeting.com/EGIO2024

Matters to be Voted on:

1.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuances of shares of common stock underlying the senior secured convertible notes issued by us pursuant to the terms of that certain Exchange Agreement and Indenture, both dated November 14, 2023 (the “Exchange Agreement” and the “Indenture”, respectively), in an amount that may be equal to or exceed 20% of our common stock outstanding.

2.

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuances of warrants and shares of common stock underlying the warrants that may be issued by us pursuant to the terms of that certain Warrant Agreement, substantially in the form of Exhibit D to the Exchange Agreement (the “Warrant Agreement”), in an amount that may be equal to or exceed 20% of our common stock outstanding.

3.	Approval and adoption of each of the following two amendments (each a separate voting item) to our Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposals”):

A.

To effect a reverse stock split of Company’s issued common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board of the Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”).

B.

To require that any Significant Event (as defined below) be unanimously approved by the New Independent Directors (as defined below) in order for the Board to approve any Significant Event (the “Significant Event Approval Proposal”).

Record Date

Close of business on January  3, 2024.

Attending the Special Meeting

You will not be able to attend the meeting and vote your shares in person. Instead, the meeting will be held remotely and can be attended by all stockholders at www.virtualshareholdermeeting.com/EGIO2024. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Edgio Proxy Statement

Special Meeting Materials

This notice of Special Meeting of Stockholders and Proxy Statement for Edgio and the accompanying proxy card are being first mailed to our stockholders on or about January 5, 2024.

Proxy Materials are Available on the Internet

We have mailed and also made these proxy solicitation materials, including this Proxy Statement, available on the Internet. Our proxy materials are available at https://www.edg.io/special-meeting-24/. Our telephone number is (602) 850-5000.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Edgio and any banks and brokerage firms that hold shares of Edgio common stock have delivered only one Proxy Statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to any stockholder at a shared address to which a single copy of the documents was delivered. An Edgio stockholder who wishes to receive a separate copy of the Proxy Statement, now or in the future, may obtain one, without charge, by addressing a request to Corporate Secretary, Edgio, 11811 N. Tatum Blvd, Suite 3031, Phoenix, AZ 85028, telephone: (602) 850-5000. Edgio stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports or notices and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of our common stock and wish to receive only one copy of the proxy materials and annual reports or notices in the future, you will need to contact your bank, broker or other nominee to request that only a single copy of each document be mailed to all Edgio stockholders at the shared address in the future.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers, and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Edgio Proxy Statement

Who May Vote

You may vote if our records show that you are the record holder of shares of Edgio as of January 3, 2024. As of January 2, 2024, we had a total of approximately 234,214,000 shares of common stock issued and outstanding, which were held of record by approximately 242 stockholders. As of January 2, 2024, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker, or other nominee holds your shares and you wish to attend the meeting and vote, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

Submit a Proxy to Vote by Internet. You may submit a proxy to vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and proxy card. Internet voting is available 24 hours per day until 11:59 p.m., EDT, on January 26, 2024. You will receive a series of instructions that will allow you to submit a proxy to vote your shares.

Submit a Proxy to Vote by Telephone. You may submit a proxy to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., EDT, on January 26, 2024. You will receive a series of voice instructions that will allow you to submit a proxy to vote your shares.

Submit a Proxy to Vote by Mail. You may submit a proxy to vote by mail. Please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided with your printed materials so that it is received no later than January 26, 2024. If you did not receive printed materials and would like to submit a proxy to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

IF YOU SUBMIT A PROXY TO VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE HAVE YOUR NOTICE AND PROXY CARDS IN HAND. YOU WILL BE REQUIRED TO PROVIDE THE UNIQUE CONTROL NUMBER PRINTED ON YOUR PROXY CARD IN ORDER TO SUBMIT A PROXY TO VOTE. YOU WILL BE GIVEN THE OPPORTUNITY TO CONFIRM THAT YOUR INSTRUCTIONS HAVE BEEN PROPERLY RECORDED. YOU WILL NOT NEED TO RETURN YOUR PROXY CARD.

Edgio Proxy Statement

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares virtually. If your shares are held by a bank, broker, or other nominee, you must follow the instructions provided by the bank, broker, or nominee.

Quorum

The Special Meeting will have a quorum if a majority of the outstanding common stock entitled to vote is present virtually or by proxy at the meeting. If you have returned valid proxy instructions or attend the meeting virtually, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Special Meeting. If you hold your common stock through a bank, broker, or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a broker non-vote) unless you have given voting instructions to the bank, broker, or nominee. Broker non-vote are counted for purposes of determining whether a quorum exists but whether broker non-votes are counted for purposes of a given proposal depends upon the voting standard for the proposal as further discussed herein.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Special Proxy Statement. Pursuant to the Company’s bylaws, no matters may be presented at the meeting other than those that are included in this notice of meeting. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

You can access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and through our website at https://investors.edgio.io.

By order of the Board of Directors,

Richard P. Diegnan

Chief Legal Officer & Secretary

January 5, 2024

Edgio Proxy Statement

Annex A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EDGIO, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”)

Edgio, Inc., a corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

FIRST:     That the Amended and Restated Certificate of Incorporation of the corporation is hereby amended by adding the following paragraph after the first paragraph of Article IV thereof to provide as follows:

“Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Reverse Split Effective Time”), automatically and without any action by the holder thereof each [        ] shares of Common Stock issued and outstanding and held of record by each stockholder of the corporation or issued and held by the corporation in treasury immediately prior to the Reverse Split Effective Time (“Old Common Stock”) shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock (“New Common Stock”), with no corresponding reduction in the number of authorized shares of Common Stock (the “Reverse Split”). No fractional shares of New Common Stock will be issued in connection with the Reverse Split. If, upon aggregating all of the shares of New Common Stock held by a holder of New Common Stock immediately following the Reverse Split such holder would otherwise be entitled to a fractional share of New Common Stock, the corporation shall pay in cash (without interest) to each such holder an amount equal to such fraction multiplied by the average of the closing sales prices of the Old Common Stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the Reverse Split Effective Time (with such average closing sales prices proportionately adjusted to give effect to the Reverse Split). Each holder of record of a certificate or

Edgio Proxy Statement

certificates representing one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable following the Reverse Split Effective Time, upon surrender of such certificate, a certificate or certificates representing the whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the Reverse Split as well as cash in lieu of any fractional shares of New Common Stock to which such holder may be entitled. Any certificate representing one or more shares of the Old Common Stock not so surrendered shall from and after the Reverse Split Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent that number of whole shares of the New Common Stock into which the shares of the Old Common Stock previously represented by such certificate have been combined (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Reverse Split Effective Time upon the surrender thereof).”

SECOND:     That the foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[Remainder of Page Intentionally Blank]

Edgio Proxy Statement

IN WITNESS WHEREOF, EDGIO, INC. has caused this Certificate to be executed by its duly authorized officer on this          day of             , 2024.

EDGIO, INC.

By:
Name:
Title:

Edgio Proxy Statement

Annex B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EDGIO, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”)

Edgio, Inc., a corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the corporation is hereby amended by adding a new Article XI as follows:

“Article XI

For so long as the Noteholder (as defined in the Exchange Agreement, dated November 14, 2023, between the corporation and Lynrock Lake Master Fund LP) (the “Exchange Agreement”), together with its Affiliates (as defined in the Exchange Agreement) is a beneficial owner of any of the New Secured Notes (as defined in the Exchange Agreement), the unanimous support of each New Independent Director (as defined in the Exchange Agreement) then sitting on the Board of Directors shall be required in order for the Board of Directors to approve any Significant Event (as defined in the Exchange Agreement).”

SECOND: That the foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[Remainder of Page Intentionally Blank]

B-1

Edgio Proxy Statement

IN WITNESS WHEREOF, EDGIO, INC. has caused this Certificate to be executed by its duly authorized officer on this          day of             , 2024.

EDGIO, INC.

By:
Name:
Title:

B-2

Edgio Proxy Statement

EDGIO, INC.

ATTN CORPORATE SECRETARY

11811 NORTH TATUM Blvd, SUITE 3031

PHOENIX, AZ 85028

SUBMIT A PROXY TO VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the Internet to submit a proxy to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/EGIO2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

SUBMIT A PROXY TO VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to submit a proxy to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT A PROXY TO VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23467-P98985                KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORITON ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EDGIO, INC.
The Board of Directors recommends you vote FOR the following Proposals:

				For	Against	Abstain
1. Approval of the issuances of shares of common stock underlying the senior secured convertible notes issued by us in an amount that may be equal to or exceed 20% of our common stock outstanding				☐	☐	☐

2.  Approval of the warrants and the issuance of shares of common stock underlying the warrants that may be issued by us in an amount that may be issued by us equal to or exceed 20% of our common stock outstanding

				☐	☐	☐
3. Approval and adoption of each of the following two amendments to our Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposals”):

A. To effect a reverse stock split of Company’s issued common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio within such range to be determined by the Board of the Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”)

				☐	☐	☐
B. To require that any Significant Event be unanimously approved by the New Independent Directors in order for the Board to approve any Significant Event (the “Significant Event Approval Proposal”)				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

V24586-P98935

EDIGO, INC. Special Meeting of Stockholders Friday, January 26, 2024, 12:00 PM EST This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard Diegnan and Eric Chang, and each of them as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Edgio, Inc., the undersigned is entitled to vote at the special meeting of stockholders to be held on Friday, January 26, 2024, at 12:00 p.m. EST (the “Special Meeting”), and at any postponement or adjournment thereof. The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/EGIO2024 and you can virtually attend the meeting using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. The purposes of the Special Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WIL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1, 2, 3A, AND 3B AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side